UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 20, 2014
XRS Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 707-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on February 20, 2014. As of the record date, January 3, 2014, there were issued and outstanding 10,996,686 shares of Common Stock of the Company and 2,394,887 shares of Series B Preferred Stock, 1,269,036 shares of Series C Preferred Stock, 1,566,580 shares of Series D Preferred Stock, 1,340,091 shares of Series F Preferred Stock and 10,066,663 shares of Series G Preferred Stock of the Company, each entitled to one vote per share. There were 27,633,943 shares of Common Stock and Preferred Stock entitled to vote at the meeting and a total of 22,985,229 shares (83%) were present in person or by proxy at the meeting.
Each of the following proposals received the required approval(s) by our shareholders based on the votes listed below each numbered item.

1. Seven directors were elected to serve for a one-year term expiring when their successors are elected and qualified at the Annual Meeting of Shareholders in 2015:

	For	Withheld	Broker Non-Vote
John J. Coughlan	19,443,389	43,065	3,498,775
Thomas G. Hudson	19,338,997	147,457	3,498,775
Michael J. Paxton	19,443,459	42,995	3,498,775
Mark E. Claeys	19,443,459	42,995	3,498,775
Karen T. Van Lith	19,438,159	48,295	3,498,775
Donald R. Dixon (1)	2,394,887	—	—
Christopher P. Marshall (2)	9,999,997	—	—

(1) Donald R. Dixon was voted on and elected solely by the holders of the Series B Preferred Stock.
(2) Christopher P. Marshall was voted on and elected solely by the holders of the Series G Preferred Stock.

2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014:
	For:	22,894,638	Against:	69,487	Abstain:	21,104	Broker Non-Vote:	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2014		XRS Corporation

		By:	/s/ Michael W. Weber
Michael W. Weber
Chief Financial Officer